UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 14, 2014 (May 14, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Change in Registrant’s Certifying Accountant.

On April 1, 2014, Hyperdynamics Corporation (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting that its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), did not wish to stand for re-election.  In the Original Form 8-K, it was reported that, upon completion of Deloitte’s review of the Company’s interim condensed consolidated financial information as of and for the three and nine month periods ended March 31, 2014, Deloitte will resign as the Company’s independent registered public accounting firm.  On May 9, 2014, the Company filed its quarterly report on Form 10-Q for the quarterly period ended March 31, 2014.  Accordingly, Deloitte has resigned.

The reports of Deloitte on the Company’s consolidated financial statements for the years ended June 30, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.  However, as previously reported in the Company’s Form 10-K for the year ended June 30, 2012, Deloitte’s report expressed an adverse opinion on the Company’s internal control over financial reporting as of June 30, 2012 because of a material weakness related to oversight and review of financial information in the area of income taxes.

The Audit Committee of the Company’s Board of Directors discussed the subject matter of the material weakness with Deloitte. The Company has authorized Deloitte to respond fully to inquiries of the Company’s new accounting firm concerning the subject matter of the material weakness reported in Deloitte’s report as of June 30, 2012.  Deloitte’s report as of June 30, 2013 included an unqualified opinion on the Company’s internal control over financial reporting.

During the years ended June 30, 2013 and 2012, and the subsequent interim periods, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for such years.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Deloitte with a copy of the disclosures it is making in this Report on Form 8-K prior to the time this Report was filed with the SEC. The Company requested that Deloitte furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of Deloitte’s letter dated May 14, 2014 is filed as Exhibit 16.1 to this Report.

In the Original Form 8-K the Company also reported that on April 1, 2014, the Audit Committee of the Board of Directors of the Company engaged Hein & Associates LLP (“Hein”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending June 30, 2014.  Hein’s engagement became effective immediately after Deloitte’s resignation.  During the years ended June 30, 2013 and 2012 and subsequent interim periods, neither the Company nor anyone on its behalf consulted with Hein regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

16.1	Letter from Deloitte dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: May 14, 2014	By:	/s/ RAY LEONARD
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 16.1	Letter from Deloitte dated May 14, 2014